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                                                                    EXHIBIT 2.1


                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement (this "Agreement") is entered into as of January 2, 1997 by and between GARY O. MARINO (the "Purchaser"), and RAILAMERICA, INC., a Delaware corporation (the "Company").

         1. PURCHASE AND SALE. The Purchaser hereby purchases from the Company, and the Company hereby sells to the Purchaser, Twenty Thousand (20,000) shares (the "Shares") of Common Stock, par value $.01 per share, of the Company, at a purchase price (the "Purchase Price") of Ninety-Five Thousand Dollars ($95,000). As payment for the Shares, the Purchaser shall deliver to the Company upon execution of this Agreement, a promissory note in the form attached as Exhibit "A" hereto in the principal amount equal to the Purchase Price, executed by the Purchaser in favor of the Company, dated as of the date hereof (the "Note"). Upon its receipt of the executed Note from the Purchaser, the Company shall deliver to the Purchaser certificates representing the Shares issued in the name of the Purchaser and containing the legend referred to in
Section 5 hereof.

         2. ELECTION UNDER SECTION 83(B). The Purchaser shall, within thirty (30) days of the date hereof, make an election under Section 83(b) of the Internal Revenue Code, with respect to the purchase of the Shares.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to and covenants with the Purchaser as follows:

                 (a) The Shares have been validly issued and are fully paid and non-assessable, and no personal liability will attach to the ownership thereof; and

                 (b) This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to, and covenants with the Company as follows:

                 (a) The Purchaser is purchasing the Shares for his own account and not on behalf of any other person; the Purchaser is aware and acknowledges that the Shares are "restricted securities," as defined in Rule 144 under the Securities Act of 1933, as amended (the "1933 Act"), that the Shares have not been registered under the 1933 Act and may not be offered or sold unless the Shares are registered under the 1933 Act or an exemption from the registration requirements of the 1933 Act is available;





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                 (b)      The Purchaser has received and carefully reviewed all
                          the reports required to be filed by the Company under the 1934 Act (the "Company Reports"); and the Purchaser has not been furnished with any offering materials or literature relating to the offer and sale of the Shares;

                 (c) The Purchaser is an executive officer of the Company; the Purchaser has been furnished all information that he deems necessary to enable him to evaluate the merits and risks of an investment in the Company; the Purchaser has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company and the Shares, and all such questions, if any, have been answered to the full satisfaction of the Purchaser;

                 (d) No person or entity other than the Purchaser has (i) any rights in and to the Shares or the Shares, which rights were obtained through or from the Purchaser or
                          (ii) any rights to acquire the Shares, which rights were obtained through or from the Purchaser;

                 (e) The Purchaser has such knowledge and expertise in financial and business matters that the Purchaser is capable of evaluating the merits and risks involved in an investment in the Shares; and the Purchaser is financially able to bear the economic risk of the investment in the Shares, including a total loss of such investment;

                 (f) The Purchaser represents that he has adequate means of providing for his current needs and has no need for liquidity in this investment. The Purchaser has no reason to anticipate any material change in his financial condition for the foreseeable future;

                 (g) The Purchaser is aware that the purchase of the Shares is a speculative investment involving a high degree of risk and that there is no guarantee that the Purchaser will realize any gain from this investment, and that the Purchaser could lose the total amount of his investment;

                 (h) The Purchaser understands that no United States federal or state agency had made any finding or determination regarding the fairness of the offering of the Shares for investment, or any recommendation or endorsement of the offering of the Shares;

                 (i) The Purchaser is purchasing the Shares for investment, with no present intention of dividing or allowing others to participate in such investments or of reselling, or otherwise participating directly or indirectly, in a distribution of the Shares, and shall not make any sale, transfer or pledge thereof without registration under the Act and any





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                          applicable securities laws of any state or unless an
                          exemption from registration is available;

                 (j) Except as set forth herein, no representations or warranties have been made to the Purchaser by the Company or any agent, employee or affiliate of the Company, and in entering into this transaction the Purchaser is not relying upon any information, other than that contained in the Company Reports and the results of independent investigation by the Purchaser; and

                 (k) The Purchaser understands that the Shares are being offered and sold to him in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of Purchaser to acquire the Shares.

         5. LEGEND. A legend substantially in the following form will be on each Share certificate issued in accordance with this Agreement:

                 THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), NOR UNDER ANY STATE SECURITIES LAW AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED UNDER RULE 144 PROMULGATED UNDER THE ACT. THE SHARES SHALL NOT BE TRANSFERRED, SOLD, ASSIGNED OR HYPOTHECATED UNTIL EITHER (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER THE ACT AND APPLICABLE STATE SECURITIES LAW OR (II) THE ISSUER RECEIVES AN OPINION OF COUNSEL TO THE ISSUER OR OTHER COUNSEL TO THE HOLDER OF SUCH SHARES, WHICH OPINION IS SATISFACTORY TO THE ISSUER AND ITS COUNSEL THAT SUCH SECURITIES MAY BE TRANSFERRED, SOLD, ASSIGNED OR HYPOTHECATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS. THESE SHARES ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS CONTAINED IN A PURCHASE AGREEMENT WITH THE ISSUER.

         The Purchaser further acknowledges that (a) any necessary stop transfer orders will be placed upon the certificates for the securities compromising the Shares in accordance with the 1933 Act, and (b) the Company is under no obligation to aid the Purchaser in obtaining any exemption from registration requirements.





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         6.      MODIFICATION; ENTIRE AGREEMENT; GOVERNING LAW; BINDING EFFECT.
This Agreement (i) may only be modified by a written instrument executed by the parties hereto; (ii) sets forth the entire agreement of the such parties with respect to the subject matter hereof; (iii) shall be governed by the laws of the State of Florida applicable to contracts made and to be wholly performed therein; and (iv) shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns.

         7. NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by certified or registered mail, return receipt requested, postage prepaid, to the addresses set forth below, or to such other address as any of the parties shall have designated to the others by like notice:

         PURCHASER:           Gary O. Marino
                              3735 Devon Court South
                              Boca Raton, Florida  33496

         COMPANY:             RailAmerica, Inc.
                              301 Yamato Road
                              Suite 1190
                              Boca Raton, Florida  33431

         IN WITNESS WHEREOF, the Company and the Purchaser have each executed this Agreement as of the date set forth above.

THE COMPANY:                                 THE PURCHASER:

RAILAMERICA, INC.


By: /s/                                      /s/
   -------------------------                 -------------------------
          President                          GARY O. MARINO

             , President
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                                   EXHIBIT A

                                PROMISSORY NOTE




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$95,000                                         Effective as of January 2, 1997



                             PROMISSORY NOTE
                             ---------------
                             (Non-Negotiable)


        FOR VALUE RECEIVED, the undersigned GARY O. MARINO ("Borrower") promises to pay to RAILAMERICA, INC. (the "Company"), at 301 Yamato Road, Suite 2222, Boca Raton, Florida 33431, or at such other place or places as the holder of this Note may from time to time designate in writing, the principal sum of Ninety-Five Thousand Dollars ($95,000) in lawful money of the United States (the "Loan"), together with interest in like lawful money from the date of this Note set forth above at the rate of six percent (6%) per annum.

        1. PAYMENTS. Subject to the provisions of Section 2 hereof, Borrower shall pay the interest and principal of this Note in two installments. The first installment shall be equal to Forty Nine Thousand Six Hundred Eighty-Six Dollars ($49,686), and shall be due and payable on May 22, 1997. The second installment shall be equal to Fifty Thousand Three Hundred Fifty Dollars ($50,350), and shall be due and payable on May 22, 1998 (the "Maturity Date").

        2. EVENTS OF DEFAULT. The entire unpaid principal balance of the Loan, together with all unpaid interest accrued thereon and all other sums owing under this Note shall at the option of the Company become immediately due and payable without notice or demand upon the occurrence of any one or more of the following events ("Events of Default"):

                (a) the failure of Borrower to pay any sum when due under this Note, and such failure shall continue unremedied for ten (10) days after such payment is due; or

                (b) Borrower shall (i) admit in writing his inability to pay his debts as they mature or generally fail to pay such debts as they mature; (ii) make a general assignment for the benefit of creditors; (iii) be adjudicated as bankrupt or insolvent; or (iv) file a voluntary petition in bankruptcy, or a petition or an answer seeking an arrangement with creditors, or seeking to take advantage of any bankruptcy, insolvency, readjustment of debt, law or statute or an answer admitting an act of bankruptcy alleged in a petition filed against Borrower in any proceeding under any such law.

        3. EMPLOYMENT AGREEMENT. Borrower and the Company have entered into an Executive Employment Agreement, dated as of March 1, 1994 (the "Employment Agreement"). This Note is the promissory note referred to in that certain First Amendment to the Employment Agreement (the "Amendment"), dated as of the date hereof and entered into between the
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Borrower and the Company. Pursuant to the Amendment and so long as the
Employment Agreement is in effect, the Company has agreed under certain circumstances specified in the Amendment to pay bonuses to the Borrower, to be applied against amounts due under this Note.

        4. DEFAULT RATE OF INTEREST. At the Company's sole option the entire unpaid principal balance of the Loan shall bear interest until paid at an augmented annual rate (the "Default Rate") from and after the occurrence and during the continuation of any Event of Default, regardless of whether the Company also elects to accelerate the maturity of the Loan; provided, however, that after judgment all such sums shall bear interest at the greater of the Default Rate or the rate prescribed by applicable law for judgments. At the Company's sole option, all interest which accrues at the Default Rate shall be due and payable on the Company's demand from time to time, but absent such demand shall be due and payable on the regularly scheduled dates for payments under this Note. The Default Rate shall equal eighteen percent (18%) per annum, but in no event in excess of the maximum interest rate permitted by applicable law.

        5. RIGHTS AND REMEDIES OF THE PAYEE. The Company's delay in exercising or failure to exercise any rights or remedies to which the Company may be entitled if any Event of Default occurs shall not constitute a waiver of any of the Company's rights or remedies with respect to that or any subsequent Event of Default, whether of the same or a different nature, nor shall any single or partial exercise of any right or remedy by the Company preclude any other or further exercise of that or any other right or remedy.

        6. WAIVER AND CONSENT. To the fullest extent permitted by law, Borrower hereby: (a) waives demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold Borrower liable with respect to the Loan; (b) waives any right to immunity from any such action or proceeding and waives any immunity or exemption of any property, wherever located, from garnishment, levy, execution, seizure or attachment prior to or in execution of judgment, or sale under execution or other process for the collection of loans; (c) waives any right to interpose any set-off or counterclaim or to plead any statute of limitations as a defense in any such action or proceeding, and waives all statutory provisions and requirements for the benefit of Borrower, now or hereafter in force; (d) submits to the jurisdiction of the state and federal courts in the State of Florida for purposes of any such action or proceeding; and (e) agrees that the venue of any such action or proceeding may be laid in Dade County, Florida and waives any claim that the same is an inconvenient forum.

        7. COSTS, INDEMNITIES AND EXPENSES. Borrower agrees to pay all filing fees and similar charges and all reasonable costs incurred by the Company in collecting or securing or attempting to collect or secure the Loan, including reasonable attorney's fees, whether or not involving litigation and/or appellate, administrative or bankruptcy proceedings. The Company, pursuant to the Amendment, agrees to pay any documentary stamp taxes, intangible taxes or other taxes (except for federal or state income or franchise taxes based on the Company's net income) which may now or hereafter apply to the Loan or any payment made in respect of the Loan.


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        8.      MAXIMUM INTEREST RATE.  In no event shall any agreed to or actual exaction charged, reserved or taken as an advance or forbearance by the Company as consideration for the Loan exceed the limits (if any) imposed or provided by the law applicable from time to time to the Loan for the use or detention of money or for forbearance in seeking its collection; the Company hereby waives any right to demand such excess. In the event that the interest provisions of this Note or any exactions provided for in this Note shall result at any time or for any reason in an effective rate of interest that transcends the maximum interest rate permitted by applicable law (if any), then without further agreement or notice the obligation to be fulfilled shall be automatically reduced to such limit and all sums received by the Company in excess of those lawfully collectible as interest shall be applied against the principal of the Loan immediately upon the Company's receipt thereof, with the same force and effect as though the payor had specifically designated such extra sums to be so applied to principal and the Company had agreed to accept such extra payment(s) as a premium-free prepayment or prepayments. During any time that the Loan bears interest at the maximum lawful rate (whether by application of this Section, the Default Rate provisions of this Note or otherwise), interest shall be computed on the basis of the actual number of days elapsed and the actual number of days in the respective calendar year.

        9. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

        10. INTERPRETATION. Whenever used in this Note, words in the singular include the plural, words in the plural include the singular, and pronouns of any gender include the other genders, all as may be appropriate. Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

        11. MISCELLANEOUS. This Note cannot be changed or modified orally. This Note may be prepaid in whole or in part at any time without penalty.

        12. WAIVER OF JURY TRIAL. THE COMPANY AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREIN, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF ANY PARTY.



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        13.     EXECUTION.  This Note is signed, sealed and delivered to be effective as of the date first written above.


                                        BORROWER:
Address of Borrower:
                                        /s/ Gary O. Marino
3735 Devon Court South                  ------------------
Boca Raton, Florida 33496               GARY O. MARINO




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